UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): January 11, 2008

MOST HOME CORP.
(Exact name of registrant as specified in its charter)

Nevada	0-29067	98-0173359
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

Unit 1 - 11491 Kingston Street
Maple Ridge, British Columbia, Canada		V2X 0Y6
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (604) 460-7634

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a – 12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e – 4(c) under the Exchange Act (17 CFR 240.13e -4 (c))

This Report on Form 8-K/A amends and supplements the report on Form 8-K dated January 16, 2008 and filed by Most Home Corp. (the “Company” or the “Registrant”, or “Most Home”) on January 16, 2008 (the “Report on Form 8-K”). The Report on Form 8-K was filed to report the asset purchase agreement of Netupdate, Inc. (“NU”), a Bellevue, Washington-based online point-of-sale technology provider for the mortgage lending industry. The disclosures required by Items 1.01, 2.01, 2.03 and 3.02 were included in the Report on Form 8-K. In accordance with the requirements of Items 9.01(a) and 9.01(b) of the Report on Form 8-K, this Report on Form 8-K/A being filed to amend and supplement the Report on Form 8-K to include the financial statements and pro forma information required by Item 9.01; however, this Report on Form 8-K/A is not being filed within 75 days after February 1, 2008 (the date that the initial Report on Form 8-K was required to be filed).

Item 2.01 – Completion of Acquisition

On February 1, 2008, the Company completed its purchase of the operating assets of Netupdate, Inc. pursuant to the terms and conditions of the Asset Purchase Agreement dated January 11, 2008 (the “Agreement”). Based in Bellevue, Washington, Netupdate is a developer of lending technologies, offers Originator Pro, an integrated, online point-of-sale system for retail and wholesale lenders who want to increase business from the Internet. Netupdate's Software as a Solution allows mortgage professionals to work together online to collect borrower information, provide regular communication and status updates, and to move loan data to loan origination systems, significantly reducing the time, cost and complexity of these financial transactions.

The purchase price of $700,000 consisted of $700,000 in the Company’s common stock, representing approximately 1,845,046 shares, plus the right to an earn-out up to an additional $2,0M worth of common stock. The value of the common stock was determined based on the average volume-weighted market price of Most Home Corp. common stock over the 20-day period prior the signing of the definitive agreement on January 11, 2008.

The total cost of the acquisition was allocated to the assets acquired and liabilities assumed based on their respective fair values in accordance with FAS 141, Business Combinations. Goodwill and other intangible assets, none of which is deductible for tax purposes, recorded in connection with the transaction totaled $700,000.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition. Most Home is in the process of obtaining third-party valuations of certain intangible assets; thus, the allocation of the purchase price is subject to refinement.

At February 1, 2008
($000s)

Cash	$100
Trade receivables, Net of Allowance	31,210
Prepaid expenses	21,669
Property and equipment	62.739
Intangible assets	518,514
Goodwill	450,863
Accounts payable and accrued liabilities	(145,370)
Deferred Revenue	(239,725)
Total Purchase Price	$700,000

Of the $518,514 of acquired intangible assets, $280,042 was assigned to customers that have a weighted-average useful life of approximately 3 years and $238,472 was assigned to technology that has a weighted-average useful life of approximately 3 years.

None of the goodwill is expected to be deductible for tax purposes.

Item 9.01 Financial Statements and Exhibits

Item 9.01(a) is hereby amended and supplemented as follows:

(a) Financial Statements of Business Acquired.

The audited Consolidated Financial Statements of NU for the fiscal years ended December 31, 2006 and 2007.

together with the Notes thereto, are incorporated herein by reference to Exhibit 99.1 of this Report on Form 8-K/A. Item 9.01(b) is hereby amended and supplemented as follows: (b) Pro Forma Financial Information.

There are no Pro Forma Financial Information to report and all financial results are to be included in the next 10-QSB.

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Consolidated Financial Statements of Netupdate, Inc. for the Years ended January 31, 2006 and 2007 (audited).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOST HOME CORP.

Date: September 26, 2008	By:	/s/ Michael Schutz
Michael Schutz, Chief Financial Officer